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                                  EXHIBIT 4.4

THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED, UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL TO THE ISSUER, AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

                                    WARRANT

            VOID AFTER 5:00 P.M., California Time, on March 27, 2000


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                         ADVANCED POLYMER SYSTEMS, INC.


         This is to certify that subject to the terms and conditions hereof, FOR VALUE RECEIVED, 1-- (the "Initial Holder") or registered assigns (collectively referred to as the "Holder") is entitled to purchase 2-- shares (as such number may be adjusted pursuant hereto) (the "Warrant Shares") of the Common Stock (the "Common Stock") of Advanced Polymer Systems, Inc., a Delaware corporation (the "Company"), at any time during the period from November 30, 1995 (the "Commencement Date") to 5:00 P.M., California Time, on March 27, 2000, at which time this Warrant will expire and become void. The exercise price is $7.00 per share, as such price may be adjusted pursuant hereto (the "Exercise Price").

         This Warrant is issued pursuant to the provisions of the Subordinated Loan Agreement dated November 27, 1995 (the "Agreement") and shall be subject to, and the Holder shall be bound by, all terms, conditions and provisions of the Agreement. Additionally, the following terms shall apply to this Warrant:

          1.     Exercise of Warrant, Reservation of Shares.

                 1.1 Subject to the terms and conditions hereof, this Warrant may be exercised in whole or in part at any time and from time to time on or after the Commencement Date, and before 5:00 P.M., California Time, on March 27, 2000, or if such day is a day on which federal or state chartered bank institutions located in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office or at the office of its warrant transfer agent, if any, with the attached Purchase Form duly executed and accompanied by payment, in cash or certified or official bank check payable to the order of the Company, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company will, upon presentation of this Warrant upon such exercise, execute and deliver a new warrant, dated the date hereof, evidencing the
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rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon and as of such receipt of this Warrant and the Purchase Form by the Company at its office, in proper form for exercise and accompanied by payment as herein provided, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing the Warrant Shares shall not then be actually delivered to the Holder. The Company shall promptly take such reasonable steps as it deems necessary in order to issue the Warrant Shares to be delivered following exercise of this Warrant.

                 1.2 The Company shall at all times after the Commencement Date and until expiration of this Warrant reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares as shall be required for issuance and delivery upon exercise of this Warrant.

          2.     Fractional Shares.

                 No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fractional shares called for upon exercise hereof, the Company will pay to the Holder an amount in cash equal to such fraction multiplied by the closing sales price for a share of Common Stock, or the closing bid price if no sales were reported, as quoted on the Nasdaq National Market.

          3. Transfer in Compliance with the Securities Act of 1933; Exchange, Assignment or Loss of Warrant.

                 3.1 This Warrant may not be assigned or transferred, except as provided herein, and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (said Act and such Rules and Regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 3 shall be null and void and of no force and effect.

                 3.2 This Warrant or the Warrant Shares may not be sold or otherwise disposed of except as follows:

                          (a)     To a person who, in the opinion of counsel
reasonably satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may be legally transferred without registration and without the delivery of a current prospectus under the Act, as well as applicable state securities laws with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 3.2 with respect to any resale or other disposition of such securities unless, in the opinion of counsel to the Company, such agreement is not required; or


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                          (b)     Upon delivery of a prospectus or offering
circular then meeting the requirements of the Act as well as applicable state securities laws relating to such securities and the offering thereof for such sale or disposition.

                 3.3 Each certificate for Warrant Shares or for any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in Section 3.1, unless, in the opinion of counsel reasonably satisfactory to the Company, such legend is not required.

                 3.4 Each holder of the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such person may become subject under the Act, any applicable state securities law or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) directly arise out of or are based upon the disposition by such holder of the Warrant, Warrant Shares or other such securities in violation of the above representation.

                 3.5 Subject to the provisions of Sections 3.1 through 3.4, this Warrant is exchangeable, without expense, at the option of the Holder, for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of Warrant Shares purchasable on the same terms and conditions, upon presentation at the principal office of the Company or at the office of its warrant transfer agent, if any, together with a written notice signed by the Holder specifying the names and denominations in which new warrants are to be issued, and may be divided or combined with other warrants which carry the same rights, upon presentation at the principal office of the Company or at the office of its warrant transfer agent, if any, together with a written notice signed by the Holder specifying the names and denominations in which new warrants are to be issued.

                 3.6 Any assignment permitted under this Warrant will be made by surrender of this Warrant to the Company at its principal office or at the office of its warrant transfer agent, if any, with the attached Assignment Form duly executed and accompanied by funds sufficient to pay any transfer tax. In such event the Company will, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant will promptly be canceled.

                 3.7 Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender


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and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void.

          4.     Adjustment of Number of Warrant Shares and Exercise Price.

                 4.1 The number of Warrant Shares for which this Warrant may be exercised shall be subject to adjustment as follows:

                          (a)     In the event there is a subdivision or
combination of the outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced in the same proportion as the increase or decrease in the outstanding shares of Common Stock.

                          (b)     If the Company declares a dividend on Common
Stock payable in Common Stock or securities convertible into Common Stock, the number of Warrant Shares shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares of Common Stock as a result of such dividend.

                 4.2 In the event at any time prior to the expiration of this Warrant of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or any consolidation or merger of the Company with another entity, or sale, lease or transfer of all or substantially all of the property or assets of the Company, the Holder shall have the right, but not the obligation, to exercise this Warrant. Upon such exercise, the Holder shall have the right to receive the same kind and number of shares of capital stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

                 4.3 If the Company shall, at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its


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affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant. Upon such exercise the Holder shall have the right to receive, in lieu of the shares of Common Stock that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

                 4.4 The Company may retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

                 4.5 Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by multiplying the applicable Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

                 4.6 If the Company does not earn net income, determined in accordance with GAAP, for the fiscal quarter ended December 31, 1996, the Exercise Price automatically shall be reduced from $7.00 to $5.00 per share. Determination of whether the Company has earned net income for such fiscal quarter shall be based on the financial statements for such quarter prepared by the Company in accordance with GAAP and utilized in the preparation of the audited financial statements for the fiscal year ended December 31, 1996, as certified by the Chief Financial Officer of the Company as accurate and complete in all material respects. If the Exercise Price is reduced pursuant to the previous sentence and the Company does not report on its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, net income, determined in accordance with GAAP, for such fiscal year, the Exercise Price automatically shall be reduced from $5.00 to $3.00 per share.

                 4.7 Upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice


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thereof, by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 4.8 The Company will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

                 4.9 The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder thereof for any issuance tax in respect thereof; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

          5.     Rights of Holder.

                 Except as otherwise provided in Section 1.1 above, this Warrant does not entitle the Holder to any rights of a stockholder of the Company either at law or in equity, and the rights of any such Holder are limited to those expressed in this Warrant and are not enforceable against the Company, except to the extent set forth herein.

          6.     Warrant Transfer Agent.

                 Any reference in this Warrant to the warrant transfer agent will apply if, and only if, the Company will have advised the Holder that such an agent has been designated as an agency for the transfer or exercise of this Warrant.

          7.     Governing Law.

                 This Warrant shall be construed in accordance with the laws of the State of California.

          8.     Notices.

                 Any notice required hereunder shall be by writing and shall be given by personal delivery, or United States mail, certified or registered with return receipt requested, postage prepaid and shall be deemed to be effective five (5) business days after mailing or on the date of delivery if delivered personally, at the following addresses, or such other addresses as one party may from time to time give the other in writing:


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                 To the Company:        Advanced Polymer Systems, Inc.
                                        3696 Haven Avenue
                                        Redwood City, CA  94063

                 To Holder:             At the address set forth on
                                        Schedule A of the Agreement.


         9.      Registration Rights.

                 The Warrant Shares shall be subject to and enjoy the benefits of the provisions regarding registration under the Act set forth in Section 9 of the Agreement.


         IN WITNESS WHEREOF, the Company has executed this Warrant as of the 30th day of November, 1995.


                                        ADVANCED POLYMER SYSTEMS, INC.


                                        By: /s/  MICHAEL P. J. O'CONNELL
                                           --------------------------------
                                           Michael P. J. O'Connell
                                           Chief Financial Officer


Initial Holder

    Name:       1--

    Address:    3--


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                                 PURCHASE FORM


                                                     Dated:_______________, 199_


                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $__________ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:_______________________________________________________
                 (Please typewrite or print in block letters)


Address:____________________________________________________

        ____________________________________________________

        ____________________________________________________



                                        Signature:_________________________
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                                ASSIGNMENT FORM


                 FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto
Name:____________________________________________
     (Please typewrite or print in block letters)

Address:_________________________________________________________
the right to purchase Common Stock represented by this Warrant to the extent of _________ shares of Stock and does hereby irrevocably constitute and appoint
____________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



                                        Signature:_________________________


Dated:_______________, 199_